April 1, 2005

To:	L. Evan Baergen
Suite 205, 4840 Delta Street
Delta, BC V4K 2T6

Re:      Option Agreement dated December 31, 2004 between L. Evan Baergen, Quantex Capital Corporation (formerly Beddis International Ltd.), 0709355 B.C. Ltd.

Pursuant to the Option Agreement referred to above, Quantex Capital Corporation hereby exercises its option to purchase all of the outstanding shares of 0709355 B.C. Ltd., effectively immediately.

Yours truly,
QUANTEX CAPITAL CORPORATION

/s/ Matt Reams
Per: Matt Reams, Director

/s/ L. Evan Baergen
Acknowledged by L. Evan Baergen